                                                                    Exhibit 32.1


                              ALLEGHANY CORPORATION

                                  CERTIFICATION

In connection with the periodic report of Alleghany Corporation (the "Company") on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), I, Weston M. Hicks, President and chief executive officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

      (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification, which accompanies the Report, has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.



Date: August 8, 2005                       By: /s/ Weston M. Hicks
                                               ---------------------------------
                                               Weston M. Hicks
                                               President and chief executive
                                                 officer